UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2013

ECOTALITY, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Montgomery Street, Suite 2525
San Francisco, CA	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 992-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 30, 2013, NASDAQ Listing Qualifications notified ECOtality, Inc. (the “Company”) that it had regained compliance with the $1.00 minimum bid price requirement, as required by Listing Rule 5550(a)(2)(the “Minimum Bid Price Rule”).

As previously disclosed, on May 11, 2012, NASDAQ Listing Qualifications notified the Company that its listed security no longer met the Minimum Bid Price Rule and provided the Company 180 calendar days, or until November 7, 2012, to regain compliance. Prior to the deadline, the Company, having met the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the NASDAQ Capital Market (with the exception of the bid price rule), requested an extension to the initial grace period.

On November 8, 2012, the staff of NASDAQ Listing Qualifications notified the Company that in accordance with the NASDAQ Listing Rules, the Company would be provided with an additional 180 calendar days, or until May 6, 2013, to regain compliance.

Effective with the close of market on April 29, 2013, the Company attained a tenth consecutive business day with a closing bid price of the Company’s common stock of at least $1.00. On April 30, 2013, NASDAQ Listing Qualifications notified the Company that it had regained compliance and the matter is now closed.

A copy of the notice received from NASDAQ Listing Qualifications, dated April 30, 2013, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Name and/or Identification of Exhibit

99.1	NASDAQ Listing Qualifications Notice of Regained Compliance with Minimum Bid Price Rule, dated April 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

(Registrant)

Signature	Title	Date

/s/ Susie Herrmann	Chief Financial Officer	April 30, 2013
Susie Herrmann

EXHIBIT INDEX

Exhibit Number	Name and/or Identification of Exhibit

99.1	NASDAQ Listing Qualifications Notice of Regained Compliance with Minimum Bid Price Rule, dated April 30, 2013